UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2020

THE CLOROX COMPANY
(Exact name of registrant as specified in its charter)
____________________

Delaware	1-07151	31-0595760
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1221 Broadway, Oakland, California 94612-1888
(Address of principal executive offices) (Zip code)

(510) 271-7000
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 Under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock - $1.00 par value	CLX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition

On August 3, 2020, The Clorox Company issued a press release announcing its financial results for its fourth quarter and fiscal year ended June 30, 2020. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b), (c), (d)

On August 1, 2020, the Board of Directors (the “Board”) of The Clorox Company (the “Company”) elected Linda Rendle, a 17-year veteran of the Company, chief executive officer and a member of the Company’s board of directors, effective September 14, 2020. Benno Dorer, the Company’s current chief executive officer, notified the Board on July 31, 2020 that he will step down from the role effective September 14, 2020. Mr. Dorer will continue to serve as the Board’s executive chair.

Ms. Rendle, 42, has served as the Company’s president since May 2020 and prior to that was executive vice president- cleaning, international, strategy and operations since July 2019. Ms. Rendle previously served as executive vice president – strategy and operations from January 2019 to July 2019. From June 2018 to January 2019, she served as executive vice president – cleaning and strategy. She served as senior vice president – general manager, cleaning division of the Company, from August 2016 to June 2018, having taken on responsibility for the professional products division in April 2017. She served as vice president – general manager, home care from October 2014 to August 2016. From April 2012 to October 2014, she served as vice president – sales, cleaning division. From August 2011 to April 2012, she served as director of sales planning – litter, food & charcoal. From January 2010 to August 2011, she served as director of sales – supply chain. Ms. Rendle joined the Company in 2003.

(e)

In connection with Ms. Rendle’s appointment as chief executive officer, on August 1, 2020, the Management Development and Compensation Committee of the Board approved an increase in Ms. Rendle’s base salary to $1,075,000 and an increase in her short-term incentive target to 150% of her salary, effective as of September 14, 2020.

A press release announcing the election of Ms. Rendle as chief executive officer of the Company and Mr. Dorer’s plans to step down and continue as executive chair is filed as Exhibit 99.2 and is incorporated herein in its entirety.

Item 7.01 Regulation FD Disclosure

Attached hereto as Exhibit 99.3 and incorporated herein by reference is supplemental financial information.

Attached hereto as Exhibit 99.4 and incorporated herein by reference is a schedule that presents recast amounts of Net Sales and Earnings (Losses) before Income Taxes of the Company’s reportable segments for the relevant periods in fiscal years 2020, 2019 and 2018. The recast data is presented because, beginning with the fourth quarter of fiscal year 2020, the Dietary Supplements and Digestive Health strategic business units (“SBUs”) have been combined into the Vitamins, Minerals and Supplements SBU, and the Home Care and Laundry SBUs have been combined into the Cleaning SBU. These newly formed SBUs, along with the existing Professional Products SBU, are included within the new Health and Wellness reportable segment.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

See the Exhibit Index below.

EXHIBIT INDEX

Exhibit	Description
99.1	Press Release dated August 3, 2020 of The Clorox Company
99.2	Press Release dated August 3, 2020 of The Clorox Company
99.3	Supplemental information regarding financial results
99.4	Schedule of recast Net Sales and Earnings (Losses) before Income Taxes of the Company’s reportable segments for the relevant periods in fiscal years 2020, 2019 and 2018
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CLOROX COMPANY

Date: August 3, 2020	By:	/s/ Laura Stein
Executive Vice President –
General Counsel and Corporate Affairs